UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2008

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Plan

Lydall Inc. 2008 Annual Incentive Performance Program

On March 15, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Lydall, Inc. (the “Company”) approved the 2008 Annual Incentive Performance Program (“Program”), which is applicable to top management employees, including executive officers, of the Company and its subsidiaries. All Officers, including Business Unit Presidents and their management direct reports, are eligible to participate in the Program. The Chief Executive Officer may elect in writing to include a limited number of other key individuals in the Program at his discretion. Collectively, these categories of employees eligible to participate are referred to herein as “Eligible Employees.”

Target bonus opportunities under the Program generally range from 15 percent to 50 percent of base compensation. The Company’s Chief Executive Officer’s target bonus opportunity was set at 80 percent of base compensation, while all other Named Executive Officers currently employed by the Company have a bonus opportunity of 40% of base compensation. Eligible Employees can receive cash bonuses based upon the attainment of specified financial performance measures (“Plan Thresholds”). The Program establishes two separate financial Plan Thresholds for each Eligible Employee: (i) a consolidated operating income measure and (ii) an individual business unit operating income measure, except that the performance measure for corporate headquarters’ Eligible Employees is based solely on the consolidated operating income performance of the Company.

A bonus is earned if the consolidated and/or business unit reaches the following Plan Thresholds for operating income. Earning a bonus in one category is not contingent upon the other.

Payout Earned	Consolidated Operating Income Plan Thresholds	Business Unit Operating Income Plan Thresholds
50% Payout	80% to 89%	80% to 89%
70% - 97% Payout	90% to 99%	90% to 99%
100% Payout	100%	100%

Achievement of 90% of the respective Plan Threshold results in a 70% payout earned. For each additional 1% of the respective Plan Threshold that is achieved (rounded to the nearest whole number) the payout will increase by 3%. If the consolidated operating income measure is exceeded, then 30 percent of the excess will be allocated to a pool for Eligible Employees up to a maximum of 10 percent of the total target bonus pool for such Eligible Employees. Corporate Headquarters Eligible Employees will start earning excess bonus when consolidated operating income exceeds the 100% Plan Threshold. Business unit Eligible Employees will start earning excess bonus when consolidated operating income exceeds the 100% Plan Threshold, and their respective business unit operating income plan 100% threshold has been achieved. The maximum bonus that can be earned by an Eligible Employee is 110% of the individuals’ target bonus. The excess pool will be allocated in relation to the Eligible Employee’s target bonus percentage.

If earned, cash bonus payments are expected to be paid within 30 days following the date on which the Company’s independent auditors have completed their year-end audit, but no later than March 15.

Participation in the Program provides no guarantee that a bonus under the Program will be paid. No bonus will be paid to the extent that it would cause the Company to violate any financial obligations it may have under any agreements. The Chief Executive Officer and the Chief Financial Officer, have the sole authority to modify, amend, or terminate the provisions of this Program at any time, subject to Committee approval.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report, as set forth below:

Exhibit Number	Exhibit Description
10.1	Lydall, Inc. 2008 Annual Incentive Performance Program, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

March 19, 2008	By:	/s/ James V. Laughlan
James V. Laughlan
Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Lydall, Inc. 2008 Annual Incentive Performance Program, furnished herewith.